MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302) 658-9200

(302) 658-3989 FAX

June 18, 2021

BlackRock Science and Technology Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	BlackRock Science and Technology Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Science and Technology Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the offering of (i) 8,417,857 common shares of beneficial interest, par value $0.001 per share, of the Trust (the “Common Shares”) and (ii) 25,253,571 transferable subscription rights to purchase Common Shares (the “Subscription Rights” and together with the Common Shares, the “Securities”) pursuant to the Registration Statement on Form N-2 of the Trust (File Nos. 333-233028 and 811-22991) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “Registration Statement”), which became effective on April 30, 2021 and the Prospectus Supplement of the Trust (the “Prospectus Supplement”) relating to the offering of the Securities, to be filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act Rules and Regulations on or about the date hereof. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of August 13, 2014 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Registration Statement; the form of Transferable Subscription Rights Certificate for Common Shares evidencing the Subscription Rights (the “Subscription Rights Certificate”); the Instrument of Designation of Rights dated as of June 18, 2021 (the “Instrument of Designation”); the Dealer Manager Agreement dated as of June 18, 2021 (the “Dealer Manager Agreement”) among the Trust, BlackRock Advisors, LLC and UBS Securities LLC relating to the issuance by the Trust of the Subscription Rights; the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on August 13, 2014 (the “Certificate”); the Governing Instrument; resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on June 5, 2019 and June 6, 2019 (the “2019 Resolutions”); resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting held on June 9, 2021 (the “Resolutions”); the Amended and Restated By-Laws of the Trust effective as of October 28, 2016, as amended by Amendment No. 1 thereto dated as of November 19, 2020 (as so amended, the “By-Laws” and together with the Governing

BlackRock Science and Technology Trust

June 18, 2021

Instrument, the Subscription Rights Certificate, the Instrument of Designation, the 2019 Resolutions, the Resolutions, the Dealer Manager Agreement, the Registration Statement and the Prospectus Supplement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, adoption, execution and delivery, as applicable, by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Board of Trustees of the Trust to be executed by Persons desiring to become holders of Securities (including Persons desiring to become Shareholders); (ii) that appropriate notation of the names and addresses of, the number of Securities held by, and, as applicable, the consideration paid by, all holders of Securities (including all Shareholders) will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Securities; (iii) that the activities of the Trust have been and will be conducted in accordance with the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (iv) that no event has occurred that would cause a termination, reorganization or dissolution of the Trust or any series or class thereof; (v) that the Trust became a registered investment company under the Investment Company Act within 180 days following the first issuance of beneficial interests therein; (vi) that a properly completed and executed Subscription Rights Certificate will be delivered to each holder of record of Common Shares at the close of business on the record date identified in the Prospectus Supplement, and the Subscription Rights will otherwise be issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (vii) that the required consideration for the Common Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Common Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; and (viii) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Securities. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

BlackRock Science and Technology Trust

June 18, 2021

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.    The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.    The Subscription Rights, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will be duly authorized and will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

3.    The Common Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares, except to the extent provided in Section 3.8 of the Governing Instrument.

Our opinion expressed in paragraph 2 above is subject to (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties and (iv) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder of the Trust or any holder of Subscription Rights) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. The opinions set forth above are expressed solely for the benefit of the Trust, the Shareholders of the Trust and holders of Subscription Rights in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering